EXHIBIT 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (File No. 333-22375) of our report dated April 30, 2014, relating to the statutory financial statements and schedules of Zurich American Life Insurance Company as of December 31, 2013 and 2012 and for each of the three years ended December 31, 2013 (prepared in conformity with accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulations — Division of Insurance). We also consent to the use in this Registration Statement on Form N-4 (File No. 333-22375) of our report dated April 29, 2014, relating to the U.S. GAAP statement of assets, liabilities, and contract owners’ equity of ZALICO Variable Annuity Separate Account as of December 31, 2013 and the related statement of operations for the year then ended and the statement of changes in contract owner’s equity for each of the two years in the period then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 30, 2014